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                             Del Laboratories, Inc.
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


Contact:    Enzo Vialardi                     Mark Semer
            Del Laboratories                  Kekst and Company
            516-844-2050                      212-521-4800


        DEL LABORATORIES INC. TO BE ACQUIRED IN $465 MILLION TRANSACTION

UNIONDALE, NEW YORK, JULY 2, 2004 - Del Laboratories Inc. (AMEX: DLI) announced today it has signed a definitive merger agreement to be acquired by DLI Holding Corp., a company jointly owned by affiliates of Kelso & Company and Church & Dwight, Co., Inc. (NYSE: CHD), in a cash transaction valued at $385 million. Under the merger agreement, each outstanding share of Del Laboratories common stock will be converted into the right to receive $35 per share in cash. The total transaction value is approximately $465 million, including the assumption of approximately $80 million of debt.

Dan K. Wassong, Chairman, President and Chief Executive Officer of Del Laboratories, said, "I am delighted that we have reached this agreement with Kelso & Company and Church & Dwight. This transaction offers both an immediate cash premium to Del Laboratories' shareholders and the opportunity for the Company to continue its growth."

Following the close of the transaction, which is expected to occur in the fourth quarter of 2004, Del Laboratories will become a wholly owned subsidiary of DLI Holding Corp. and will cease to be a publicly traded company. Upon closing of the transaction, Mr. Wassong will retire. William McMenemy, currently Executive Vice President of Marketing at Del, will become President and Chief Executive Officer of Del; Charles J. Hinkaty, Vice President of Del and President of Del Pharmaceuticals, will become Chief Operating Officer; Harvey Alstodt, currently Executive Vice President of Sales, will become President of Global Business; and Enzo J. Vialardi will remain Executive Vice President and Chief Financial Officer.

Mr. Wassong, who owns approximately 30% of the outstanding shares of the Company, has signed an agreement stating he will vote his shares in favor of the merger.

Kelso & Company has received financing commitments for the acquisition. The transaction is subject to satisfaction of certain conditions, including approval by Del Laboratories' shareholders, receipt of the necessary financing proceeds and the customary Hart-Scott-Rodino antitrust review.

Del Laboratories' financial advisor in connection with this transaction was Peter J. Solomon Company Limited and its legal advisor was Cadwalader, Wickersham & Taft LLP. Atlas Advisors acted as financial advisor to Kelso and Church & Dwight. Debevoise & Plimpton LLP acted as legal advisor to Kelso and DLI Holding Corp. Dechert LLP acted as legal advisor to Church & Dwight.

Del Laboratories, Inc., markets and manufactures cosmetics and over-the-counter pharmaceuticals. Its major brands include SALLY HANSEN HARD AS NAILS(R), America's number one nail protection, HEALING BEAUTY(R) skin care makeup, CORNSILK(R) face makeup, LACROSS(R) nail and beauty implements, lip color, skin care, bleaches and depilatories, all under the SALLY HANSEN brand franchise, NATURISTICS(R) cosmetics, and N.Y.C. New York Color(R) cosmetics. The Company's Del Pharmaceuticals subsidiary includes ORAJEL(R), the number one brand of topical oral analgesics, ARTHRICARE(R), PRONTO(R), DERMAREST(R) PSORIASIS, GENTLE NATURALS (R), AURO-DRI(R), TANAC(R) and PROPA pH(R).

Kelso & Company is a private equity firm located in New York City.

Church & Dwight Co., Inc. manufactures and markets a wide range of personal care, household and specialty products, under the ARM & HAMMER brand name and other well-known trademarks.

Certain statements in this press release may constitute "forward-looking statements" under the federal securities laws. Forward-looking statements contain information that is subject to certain risks, uncertainties, trends and other factors that could cause actual results to be materially different from any future results implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: delays in introducing new products or failure of consumers to accept new products: actions by competitors which may result in mergers, technology improvement or new product introductions; the dependence on certain national chain drug stores, food stores and mass merchandiser relationships due to the concentration of sales generated by such chains; changes in fashion-oriented color cosmetic trends; the effect on sales of lower retailer inventory targets; the effect on sales of political and/or economic conditions; the Company's estimates of costs and benefits, cash flow from operations and capital expenditures; interest rate or foreign exchange rate changes affecting the Company and its market sensitive financial instruments including the Company's qualitative and quantitative estimates as to market risk sensitive instruments; changes in product mix to products which are less profitable; shipment delays; depletion of inventory and increased production costs resulting from disruptions of operations of any of our manufacturing or distribution facilities; foreign currency fluctuations affecting our results of operations and the value of our foreign assets and liabilities; the relative prices at which we sell our products and our foreign competitors sell their products in the same market; our operating and manufacturing costs outside of the United States; and changes in the laws, regulations and policies.

Del Laboratories will file a proxy statement and other relevant documents with the SEC concerning the proposed merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov.

Del Laboratories and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Del Laboratories in connection with the merger. Information about the directors and executive officers of Del Laboratories and their ownership of Del Laboratories stock is set forth in the proxy statement for Del Laboratories' 2004 annual meeting of stockholders filed with the SEC.

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